UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2008

______________

DRI Corporation
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5949 Sherry Lane, Suite 1050 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code	(214) 378-8992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously noted under Items 1.01 and 5.02 of the 8-K filed on March 7, 2008, on March 3, 2008, Tanya Lind Johnson resigned as Vice President of DRI Corporation (the “Company”) and General Manager of Digital Recorders, Inc., a subsidiary of the Company, effective April 4, 2008. As of the last date of her employment, Ms. Johnson owned options granting her the right to purchase 41,270 shares of common stock of the Company (of which 39,230 were exercisable), all such options of which were to be terminated as of the date of termination of employment. In recognition and appreciation of Ms. Johnson’s many years of dedicated service to the Company, on April 3, 2008, the Human Resource and Compensation Committee of the Company’s Board of Directors (the “Committee”) approved an extension of the exercise period of all options held by Ms. Johnson until ten years following the date of the grant of each such option, the last exercise period of which shall now terminate on January 16, 2018. The power to extend these option exercise periods is granted to the Committee by both the 1993 Incentive Stock Option Plan and the 2003 Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRI CORPORATION

Date:	April 9, 2008	By:	/s/ STEPHEN P. SLAY
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary